POWER OF ATTORNEY

       Chafre, LLC ("Filer") hereby authorizes and designates each of
Frederick L. Farrar, Daniel R. Loftus, Jonathan R. Zimmerman,
Joshua L. Colburn and Ryan R. Woessner signing singly, as its true and lawful attorney-in-fact to:

       (1) prepare and execute for and on behalf of Filer, a Form ID and
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder and other forms or reports on behalf of Filer as may be required to be filed in connection with Filer's ownership, acquisition, or disposition of securities of FCCC, Inc. (the "Company"), including Form 144;

       (2) prepare and execute for and on behalf of Filer, any Schedule
13D or Schedule 13G to be filed by the Company in accordance with Section
13 of the Exchange Act  and the rules and regulations promulgated thereunder;

       (3) do and perform any and all acts for and on behalf of Filer that may be necessary or desirable to complete and execute any such Form
ID, Form 3, 4 or 5, Form 144, Schedule 13D, or Schedule 13G, and any
amendments to any of the foregoing, and timely file any such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

       (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to the benefit of Filer, in Filer's best interest, or legally required of
Filer, it being understood that the statements executed by such attorney-
in-fact on behalf of Filer pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-
in-fact may approve in such attorney-in-fact's discretion.

       Filer hereby further grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Filer might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein granted.  Filer hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at Filer's request, are not assuming, nor is the Company assuming, any of Filer's  responsibilities to comply with Sections 13 and
16 of the Exchange Act or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act").

       This Power of Attorney shall remain in full force and effect until
Filer is no longer required to file the above-identified forms and schedules with respect to its holdings of and transactions in securities issued by the Company, unless earlier revoked by or on behalf Filer in a signed writing delivered to the foregoing attorneys-in-fact.
Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be at least one of the following: (i) an employee of the
Company, (ii) a partner of Faegre Baker Daniels LLP or (iii) an employee of Faegre Baker Daniels LLP, then this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on Filer's part.

       Filer hereby revokes all previous Powers of Attorney that have been granted by or on its behalf in connection with its reporting obligations, if any, under Section 13 and 16 of the Exchange Act and Rule
144 under the Securities Act with respect to its holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, Filer has caused this Power of Attorney to be duly executed as of this 26th day of June, 2014.

CHAFRE, LLC

By: /s/ Frederick L. Farrar
Name: Frederick L. Farrar
Its: Managing Member